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                                                                   Exhibit 10.29


          The Provident Bank
          COMMERCIAL BANKING GROUP

          1111 Superior Avenue
          Cleveland, Ohio 44114-2522
          216/694-2307
          Fax 216/694-2323


          JAMES M. HOJNACKI
          Vice President




March 18, 1998

Mr. Paul D. Arling
Senior Vice President and Chief Financial Officer
Universal Electronics Inc.
1864 Enterprise Parkway West
Twinsburg, Ohio 44087

Dear Paul:

I am pleased to inform you that The Provident Bank ("Bank") has agreed to extend the Credit Agreement dated November 21, 1995, as amended, between Bank and Universal Electronics Inc. ("Borrower") until April 30, 2000, without a prepayment penalty or unused fee beyond the date of termination' and waive the Company's Tangible Net Worth (Section 5.15(a)) and Interest Coverage (Section 5.15(b)) requirements as of and for the period ended December 31, 1997. These waivers and our approval of amended and/or new covenants for fiscal year 1998 are subject to Borrower's approval of the following new terms and conditions:

         Pursuant to your request, we have reduced the Revolver from $22 million to $15 million. The Revolver is to be priced at Prime + 1/4% and will contain an incentive pricing feature (see attachment) which will go into effect after June 30, 1998. The performance based pricing, as in prior instances, is subject to compliance with all financial and other covenants.

         The Borrower's Consolidated Tangible Net Worth covenant shall be amended to an amount of not less than $37,000,000 (less the aggregate amount expended by Borrower to repurchase up to one million shares of its capital stock as previously allowed), which minimum shall increase by 75% of net income, if positive, on December 31, 1998, and on December 31st of each year thereafter.

         The Borrower's Interest Coverage ratio is to remain at 2.0 to 1.0. However, the next test of this covenant will not be until December 31, 1998.

         A Debt to Tangible Net Worth ratio of not more than 1.25 to 1.0 shall be established and tested monthly.



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Mr. Paul D. Arling
Page 2


         All documentation shall be in form and content satisfactory to Provident and its legal counsel in their sole discretion. The Borrower agrees to a $20,000 waiver/ documentation fee and will reimburse the Bank for expenses incurred in connection with the amendment of existing loan documents. The Bank will directly charge your account for these expenses.

If you are in agreement with the terms and conditions set forth above, please indicate your acceptance by signing this letter and returning it to me by fax and mailing the original no later than March 31, 1998. My fax number is (216) 694-2323.


Sincerely,

/s/ James M. Hojnacki

James M. Hojnacki





ACCEPTED;

UNIVERSAL ELECTRONICS INC.

By:
     ----------------------------

Its:
     ----------------------------

Date:
     ----------------------------


Enclosure


cc: John R. Mirlisena, Jr.



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UNIVERSAL ELECTRONICS, INC.
PRICING MATRIX


Present Loan Pricing Structure
------------------------------

Original Rate                                                  Prime - 1/2%
Current Rate                                                   Prime + 1/4%
Int. Coverage greater than 2.0 to 1.0 and up to 3.0 to 1.0     Prime - 1/2%
Int. Coverage greater than 3.0 to 1.0                          Prime - 3/4%

Note: incentive pricing to go into effect after the receipt of audited 1998 financial statements. Predicated upon customer compliance with all covenants.

New Loan Pricing Structure                                    Prime      LIBOR
--------------------------                                    Option     Option
                                                              ------     ------
Current Rate
Int. Coverage greater than 2.0 to 1.0 and up to 3.0 to 1.0  Prime + 1/4%
Int. Coverage greater than 3.0 to 1.0                       Prime - 1/2% L + 225
                                                            Prime - 3/4% L + 200

Note: performance based pricing available after 8/30/98 and based upon four quarter rolling financial results less one time 1997 charge for discontinuation of U.S. retail operations. Predicated upon customer compliance with all covenants.